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                                                                  EXHIBIT 23(b)




                                   CONSENT OF
                  UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.

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             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC.
         INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM


UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geologic Evaluation, dated August 10, 2004, for the Crawford Prospect Area, Pennsylvania; its Geologic Evaluation, dated August 10, 2004, for the Fayette Prospect Area, Pennsylvania; its Geologic Evaluation, dated August 10, 2004, for the Armstrong Prospect Area, Pennsylvania; and its Geologic Evaluation, dated August 10, 2004, for the McKean Prospect Area, Pennsylvania in the Registration Statement and any supplements thereto, including post-effective amendments, for Atlas America Public #14-2004 Program, and to all references to UEDC as having prepared such report and as an expert concerning such report.



UEDC, Inc.



/s/ Robin Anthony

__________________________________________________

Robin Anthony                            August 10, 2004
Geologist                                Pittsburgh, Pennsylvania